Exhibit 99.1

     CBRL                                                                                POST OFFICE BOX 787
GROUP, INC.                                                                            LEBANON, TENNESSEE
                                                                                            37088-0787

C B R L  G R O U P,  I N C.

Investor Contact:     Diana S. Wynne
            Senior Vice President, Corporate Affairs
            (615) 443-9837

Media Contact:         Julie K. Davis
            Director, Corporate Communications
            (615) 443-9266

CBRL GROUP, INC. DECLARES FOURTEEN CENTS PER SHARE QUARTERLY DIVIDEND

LEBANON, Tenn. - May 25, 2007 -- CBRL Group, Inc. (Nasdaq: CBRL) today announced that the Board of Directors has declared a regular dividend to common shareholders of $0.14 per share, payable on August 6, 2007 to shareholders of record on July 20, 2007.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 559 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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